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                                                                    EXHIBIT 11.1

                               REMEDY CORPORATION

                           COMPUTATION OF NET INCOME
                     PER COMMON AND COMMON EQUIVALENT SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

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
                                                                           THREE MONTHS ENDED
                                                                                MARCH 31,
                                                                           -------------------
                                                                            1997        1996
                                                                           -------     -------
PRIMARY:
  Weighted average number of common shares outstanding...................   26,973      25,900
  Incremental common shares attributable to shares issuable under
     employee stock plans................................................    3,402       3,686
                                                                           -------     -------
          Total shares...................................................   30,375      29,586
                                                                           =======     =======
Net income:
  Amount.................................................................  $ 4,785     $ 2,267
                                                                           =======     =======
  Per share..............................................................  $  0.16     $  0.08
                                                                           =======     =======
FULLY DILUTED:
  Weighted average number of common shares outstanding...................   26,973      25,900
  Incremental common shares attributable to shares issuable under
     employee stock plans................................................    3,402       3,898
                                                                           -------     -------
          Total shares...................................................   30,375      29,798
                                                                           =======     =======
Net income:
  Amount.................................................................  $ 4,785     $ 2,267
                                                                           =======     =======
  Per share..............................................................  $  0.16     $  0.08
                                                                           =======     =======
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